SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                         July 11, 2003 (July 10, 2003)
                 ____________________________________________
                       Date of Report (Date of earliest
                               event reported):

                                RCN CORPORATION

                 ____________________________________________
            (Exact name of Registrant as specified in its charter)



   Delaware                  0-22825                   22-3498533
__________________________________________________________________________
  (State of           (Commission File No.)           (IRS Employer
Incorporation)                                     Identification Number)

                              105 Carnegie Center
                           Princeton, NJ 08540-6215
        ______________________________________________________________
         (Address of principal executive offices, including zip code)


                                (609) 734-3700
           ________________________________________________________
             (Registrant's telephone number, including area code)



                                Not Applicable
           ________________________________________________________
         (Former name or former address, if changed since last report)







ITEM 2.           Acquisition or Disposition of Assets

         On July 10, 2003 RCN Telecom Services, Inc., a wholly owned subsidiary of RCN Corporation, reached a definitive agreement (the "Agreement") to sell its cable system located in Carmel, New York, to Susquehanna Cable Co. for $120 million in cash. The Agreement and a press release with respect thereto are attached hereto as Exhibits 10.1 and 99.1, respectively.

ITEM 5.           Other Events.

         On July 10, 2003 RCN Corporation announced that it intended to commence on July 11, 2003 a cash tender offer to purchase up to approximately $290,000,000 aggregate principal amount of its outstanding Senior Notes with cash not to exceed $92,500,000. A press release with respect thereto is attached hereto as Exhibit 99.1.

ITEM 7.           Financial Statements and Exhibits

a) Exhibits

Exhibit 10.1 Asset Purchase Agreement, dated as of July 10, 2003, by and between RCN Telecom Services, Inc. and Susquehanna Cable Co.

Exhibit 99.1         RCN Corporation Press Release, dated July 10, 2003



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2003

                                           RCN CORPORATION

                                           By: /s/ W. Terrell Wingfield, Jr.
                                           ---------------------------------
                                           W. Terrell Wingfield, Jr.
                                           General Counsel and
                                           Corporate Secretary

EXHIBIT INDEX

Exhibit 10.1 Asset Purchase Agreement, dated as of July 10, 2003, by and between RCN Telecom Services, Inc. and Susquehanna Cable Co.

Exhibit 99.1         RCN Corporation Press Release, dated July 10, 2003